As filed with the Securities and Exchange Commission on November 23, 1999
                                                    Registration No. 333-89939
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                         INDIVIDUAL INVESTOR GROUP, INC.
             (Exact name of registrant as specified in its charter)


                 Delaware                               13-3487784
         State or Jurisdiction of                     (I.R.S. Employer
       Incorporation or Organization                   Identification Number)

                          125 BROAD STREET, 14TH FLOOR
                            NEW YORK, NEW YORK 10004
                    (Address of principal executive offices)


                               POPPER BENEFIT PLAN
                              PICARD BENEFIT PLANS
                              MORELAND BENEFIT PLAN
                               ALLEN BENEFIT PLAN
                               FLAVIN BENEFIT PLAN
                            (Full title of the Plans)


                         JONATHAN L. STEINBERG, Chairman
                         Individual Investor Group, Inc.
                          125 Broad Street, 14th Floor
                            New York, New York 10004
                                 (212) 742-2277
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:

                              PETER M. ZIEMBA, ESQ.
                            Graubard Mollen & Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                            Telephone: (212) 818-8800

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



                                     PART II


Item 8.  Exhibits.

         The Registrant hereby amends this Registration Statement in order to include an accurate version of the Allen Benefit Plan. The previously filed Registration Statement contained an incorrect version of the Plan.

 Exhibit
    No.   Description
 -------  -----------
   4.1* Stock Option Agreement, dated September 14, 1998, for the purchase of 250,000 shares between Brette Popper and the Company

   4.2* Stock Option Agreement, dated September 14, 1998, for the purchase of 62,500 shares between Picard International, Ltd. and the Company

   4.3* Stock Option Agreement, dated August 16, 1999, for the purchase of 43,750 shares between Picard International, Ltd. and the Company

   4.4* Stock Option Agreement, dated November 19, 1998, for the purchase of 100,000 shares between Jonathan Moreland and the Company

   4.5 Stock Option Agreement, dated August 16, 1999, for the purchase of 175,000 shares between David Allen and the Company, incorporated by reference from Exhibit No. 10.4 of the Registrant's Form 10-Q for the quarter ended September 30, 1999

   4.6* Stock Option Agreement, dated September 13, 1999, for the purchase of 30,000 shares between Bill Flavin and the Company

   5.1*   Opinion of Graubard Mollen & Miller

  23.1*   Consent of Deloitte & Touche LLP, independent auditors for the Company

  23.2* Consent of Ernst & Young LLP, independent auditors for WisdomTree Associates, L.P.

  23.3*   Consent of Graubard Mollen & Miller (Included in Exhibit 5.1)

* Previously filed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of November, 1999.

                                INDIVIDUAL INVESTOR GROUP, INC.


                                By: /s/ Jonathan L. Steinberg
                                  ---------------------------------------------
                                   Jonathan L. Steinberg, Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                              Date

/s/ Jonathan L. Steinberg    Chief Executive Officer
-------------------------    and Director (Principal           November 23, 1999
Jonathan L. Steinberg        Executive Officer)

       *                                                       November 23, 1999
-------------------------    Chief Financial Officer
David Allen

       *                                                       November 23, 1999
-------------------------    Vice President - Finance
Henry G. Clark               (Principal Accounting Officer)

       *                                                       November 23, 1999
-------------------------    Director
S. Christopher Meigher

       *                                                       November 23, 1999
-------------------------    Director
Bruce L. Sokoloff

       *                                                       November 23, 1999
-------------------------    Director
Peter M. Ziemba




*By:   /s/ Gregory E. Barton
   --------------------------
   Gregory E. Barton
   Attorney-in-Fact